Exhibit 10.1.2

ACT OF CASH SALE

STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE

     BE IT KNOWN, that on this 13th day of April, 2005, before me, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid, and in the presence of the undersigned witnesses, personally came and appeared:

SHERWOOD INVESTMENT PARTNERS, LLC (TIN: 81-0646971), a Louisiana Limited Liability Company, domiciled in the Parish of East Baton Rouge, State of Louisiana, represented herein by John H. Fife, its duly authorized Member, appearing by virtue of a Certificate of Authority, on file and of record in the office of the Clerk and Recorder for the Parish of East Baton Rouge, State of Louisiana as Original 954, Bundle 11592, and whose permanent mailing address is declared to be 1048 Florida Street, Baton Rouge, LA 70802;

hereafter referred to as “SELLER”;

who declared that for the price of FOUR MILLION TWO HUNDRED THOUSAND AND NO/100 ($4,200,000.00) DOLLARS cash, receipt of which is acknowledged, SELLER hereby sells and delivers with full warranty of title and subrogation to all rights and actions of warranty SELLER may have, unto:

AMEDISYS PROPERTY, LLC (TIN: 20-2596963), a Louisiana Limited Liability Company, domiciled in the Parish of East Baton Rouge, State of Louisiana, represented herein by its sole member, Amedisys, Inc., appearing by virtue of a Certificate of Authority, the original of which is attached hereto and made a part hereof, with the said Amedisys, Inc. being represented herein by William F. Borne, its duly authorized Chief Executive Officer, appearing by virtue of a Corporate Resolution, the original of which is attached hereto and made a part hereof, and whose permanent mailing address is declared to be 11100 Mead Road, Suite 300, Baton Rouge, Louisiana 70816;

hereafter referred to as “PURCHASER”;

     the following described property, with all its component parts, including all rights, ways, privileges, servitudes and appurtenances thereto belonging, the possession of which PURCHASER acknowledges:

ONE CERTAIN TRACT OR PARCEL OF GROUND, together with all the buildings and improvements thereon and all the rights, ways, servitudes, appurtenances thereunto belonging or in anywise appertaining, located in Section 58, T7S, R2E, Greensburg Land District, Parish of East Baton Rouge, State of Louisiana and being designated as TRACT “F-1-A”, being a portion of the Robert T. Skerrett and the T.P. Singletary Property, said Tract containing 16.283 acres and being more fully described on that certain map entitled Map Showing Subdivision of Tracts F-1 & F-2 into Tracts F-1-A & F-1-B being a portion of the Robert T. Skerrett and The T.P. Singletary Property located in Section 58, T7S-R2E, Greensburg Land District, East Baton Rouge Parish, Louisiana for Sherwood Investment Partners, made by Robert H. Brooks, R.P.L.S., dated August 9, 2004 and recorded as Original 345, Bundle 11640 on August 12, 2004, in the office of the Clerk and Recorder for the Parish of East Baton Rouge, State of Louisiana, said Tract having such measurements and dimensions as shown on said map and being subject to all restrictions, servitudes and mineral reservations of record. Municipal Address: 5959 South Sherwood Forest Boulevard, Baton Rouge, LA 70816.

     Taxes for the current year have been PRORATED between PURCHASER and SELLER and will be paid by PURCHASER when due. All future tax notices should be mailed to Amedisys Property, LLC, Attention: Chief Financial Officer at 11100 Mead Road, Suite 300, Baton Rouge, Louisiana 70816.

     PURCHASER(s) hereby acknowledge and recognize that this sale is an “AS IS” condition, and accordingly, hereby relieve and release SELLER and all previous owners thereof from any and all claims for any vices or defects in said property, whether obvious or latent, known or unknown, easily discoverable or hidden, and particularly for any claim or cause of action for redhibition pursuant to Louisiana Civil Code Articles 2520, et seq., or for diminution of the purchase price pursuant to Louisiana Civil Code Articles 2541, et seq. PURCHASER(s) acknowledge they understand that Louisiana redhibition law enables them to hold SELLER responsible for any obvious or hidden defects in the property existing on the act of sale date, and that they are waiving that right.

     All parties signing the within instrument have declared themselves to be of full legal capacity and have declared that the name, marital status, domicile and address of each is correct as set forth above.

     All agreements and stipulations herein and all the obligations assumed herein shall inure to the benefit of and be binding upon the heirs, successors and assigns of the respective parties, and the PURCHASER, PURCHASER’s heirs and assigns shall have and hold the described property in full ownership forever.

     THUS DONE AND PASSED at Baton Rouge, Louisiana, in the presence of the undersigned competent witnesses, who sign with appearers and me, Notary, after due reading of the whole.

WITNESSES:	SHERWOOD INVESTMENT PARTNERS, LLC

BY:

(Print Name) __________________________________________		John H. Fife, Member

AMEDISYS PROPERTY, LLC

BY:

(Print Name) __________________________________________		Amedisys, Inc., Sole Member,
by: William F. Borne, CEO

PHILIP G. CAIRE
LA BAR ROLL NO. 14124